LP Building Solutions Announces Quarterly Dividend
NASHVILLE, Tenn. (August 1, 2025) – LP Building Solutions ("LP") (NYSE: LPX) today announced that its Board of Directors has declared a quarterly cash dividend to common stockholders of $0.28 per share. The dividend will be payable on August 29, 2025, to stockholders of record as of August 15, 2025.
About LP Building Solutions
As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP's extensive portfolio of innovative and dependable products includes Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding and LP® Outdoor Building Solutions™), LP® Structural Solutions (LP® TechShield® Radiant Barrier Sheathing, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® FlameBlock® Fire-Rated Sheathing, LP NovaCore® Thermal Insulated Sheathing and LP® TopNotch® 350 Durable Sub-Flooring) and LP® Oriented Strand Board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while stockholders build lasting value. Headquartered in Nashville, Tennessee, LP operates over 20 manufacturing facilities across the U.S., Canada, Chile and Brazil. For more information, visit LPCorp.com.